SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 29, 2006

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                               BRAVO! BRANDS INC.
               (Exact Name of Registrant as Specified in Charter)

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          DELAWARE                     0-25039                   62-1681831
(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
    of Incorporation)                                        Identification No.)


                          11300 US Highway 1, Suite 202
                       North Palm Beach, Florida 33408 USA
                    (Address of Principal Executive Offices)

                                 (561) 625-1411
              (Registrant's telephone number, including area code)



          (Former Name or Former address, if Changed Since Last Report)

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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

On December 29, 2006, the Company entered into Amendment and Exchange Agreements (the "Amendment and Exchange Agreements" and each an "Amendment and Exchange Agreement") with the five accredited institutional investors (the "Investors" and each an "Investor"), each of whom is party to the Securities Purchase Agreement, dated as of July 26, 2006, (the "Securities Purchase Agreement", as amended prior to the date hereof by Amendment Agreements, dated as of August 31, 2006, by and between the Company and each of Investors, hereinafter, the "Amendment Agreements"), pursuant to which the Company issued and sold $30 million senior convertible notes that are due in 2010 and warrants that expire in July 2011 (the "Initial Warrants") which are exercisable into shares of the Company's common stock. Under the initial terms of the financing, $15 million of senior convertible notes (the "Initial Notes") were released upon closing and $15 million of senior convertible notes (the "Additional Notes") were to be held in escrow, pending each of: (i) stockholder approval of resolutions providing for the increase in the Company's authorized shares of common stock from 300,000,000 shares to 500,000,000 shares and (ii) the effectiveness of the Form SB-2 filed by the Company.

Pursuant to the Amendment Agreements, each of the Investors agreed to release the Company from the events of default that occurred under the terms of the Initial Notes and Additional Notes as a result of the Company's late filing of its Form 10-QSB for the quarterly period ended June 30, 2006. The Company agreed, in consideration for such releases, to exchange the $15 million Additional Notes for amended and restated notes (the "Amended and Restated Additional Notes").

Pursuant to the Amendment and Exchange Agreements, each of the Investors waived any events of default in the Amended and Restated Additional Notes relating to the Company's failure to pay the optional redemption price provided for in the Amended and Restated Additional Notes with respect to the right of the Investors to have the Amended and Restated Additional Notes redeemed prior to December 15, 2006 (the "Holder Optional Redemption"). In connection with the Amendment and Exchange Agreements, the Company has agreed to capitalize the $3,750,000 redemption premium (which represents a 25% premium on the $15,000,000 principal amount of the Amended and Restated Additional Notes) with respect to the Holder Optional Redemption as part of the outstanding principal amount of the Second Amended and Restated Additional Notes. Also, in connection with the Amendment and Exchange Agreements, the Holder Optional Redemption has been deleted from the Second Amended and Restated Additional Notes.

In consideration for each of the Investors entering into an Amendment and Exchange Agreement, the Company has agreed to amend and restate each of the Investor's Initial Notes (the "Amended and Restated Initial Notes") and Amended and Restated Additional Notes (the "Second Amended and Restated Additional Notes") and exchange each of the Investor's Initial Warrants for new warrants (the "Replacement Warrants").

The terms of the Amended and Restated Initial Notes and Second Amended and Restated Additional Notes differ from the terms of the Initial Notes and the Additional Notes, insofar as the conversion price applicable to the conversion of the principal of both the Amended and Restated Initial Notes and the Second Amended and Restated Additional Notes has been reduced to $0.32, from $0.70 and $0.51, respectively. The Replacement Warrants differ from the Initial Warrants insofar as the exercise price applicable to the exercise of the Replacement Warrants is $0.34, as opposed to an exercise price of $0.73 for the Initial Warrants.

A complete copy of the form of the Amendment and Exchange Agreement, the form of the Amended and Restated Initial Note, the form of the Second Amended and Restated Additional Note, the form of the Series A Replacement Warrant and the form of the Series B Replacement Warrant are filed as Exhibits 99.1, 99.2, 99.3,
99.4 and 99.5, respectively, and are incorporated herein by reference.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of these securities. This portion of the report is being filed pursuant to and in accordance with Rule 135c under the Securities Act.

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Item 9.01 Exhibits

99.1     Form of Amendment and Exchange Agreement

99.2     Form of Amended and Restated Initial Note

99.3     Form of Amended and Restated Additional Note

99.4     Form of Series A Replacement Warrant

99.5     Form of Series B Replacement Warrant


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  December 29, 2006                    Bravo!Brands Inc.

                                            By: /s/ Roy D. Toulan, Jr.
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                                                Roy D. Toulan, Jr.,
                                                Vice President, General Counsel